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                                                                    EXHIBIT 99.2

Contacts:     Harbinger Corporation              Premenos Corporation
              Joel Katz, CFO                     Ward Wolff, SVP/CFO
Phone:        404-467-3011                       510-688-2718
Email:        jkatz@harbinger.com                wardw@premenos.com


For Immediate Release...


             HARBINGER AND PREMENOS SIGN DEFINITIVE MERGER AGREEMENT

 LEADING MARKET POSITION INCREASES TO SERVE OVER 50,000 ELECTRONIC COMMERCE AND
                                 EDI CUSTOMERS.

         Atlanta, GA and Concord, CA - October 23, 1997 - Harbinger Corporation (NASDAQ:HRBC), the world's leading provider of single-source Electronic Commerce and EDI solutions, announced today that it has executed a definitive agreement to acquire Premenos Corporation (NASDAQ:PRMO), the market leader for midrange EDI software and Internet-based EC solutions. Harbinger will issue 0.45 share of Harbinger common stock in exchange for each share of Premenos common stock. All Premenos options and warrants will be converted into Harbinger options and warrants, and adjusted in accordance with the exchange ratio. The transaction is subject to, among other things, Harbinger and Premenos shareholder approvals, and necessary regulatory approvals. The company expects the transaction to be accounted for as a pooling of interests. Harbinger also expects to take a 4Q97 charge between $20-30 million for expenses related to the transaction which is expected to close on or before December 31, 1997. The company anticipates that the combination will be accretive to Harbinger shareholders in 1998.
         The announcement marks Harbinger's fourth transaction this year and continues a series of related activities over the last several years to solidify its rank as the leading independent supplier of standards-based Electronic Commerce software and services.
         C. Tycho Howle, Harbinger Chairman and Lew Jenkins, Premenos Chairman expressed their enthusiasm for the combination in terms of shared vision, improved distribution, market leadership and operating efficiencies. The Harbinger and Premenos merger builds on an already formidable presence in the EDI/EC industry. Harbinger is the largest supplier of EDI software and services by customer count that includes over 35,000 desktop installations. The combined company also becomes the world's largest supplier of EDI software to the midrange systems market (AS/400, UNIX and NT) with more than 8,000 installs. The combined company, with over 1,000 employees and projected revenues in excess of $120 million on a pro forma basis for 1997, will serve over 50,000 worldwide customers.
         "Premenos is clearly a leader in the midrange EDI software market and we have always maintained great respect for their work in pioneering Internet-based EC and EDI," said Howle. "We were impressed with Premenos' technologies throughout the due diligence process, particularly in view of the synergies to be gained from our own work in standards-based software for the Internet and Value-Added Networks (VAN). Premenos was first to introduce a robust EDI encryption product for secure Internet transactions, Templar, now the industry leader with

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full-strength exportable encryption. Premenos followed Templar's introduction with PowerDox and WebDox, forms-based EDI products for VANs and the Web. Together, we can offer the marketplace the industry's most popular EDI solutions as a single-source supplier for desktop, midrange or mainframe systems, with delivery over the Internet and/or VAN," continued Howle.
         Jenkins noted, "Our companies share a common vision for Electronic Commerce, both for the Internet and VAN paradigms. We see a large opportunity to improve our distribution through Harbinger channels - in software sales as well as in offering mass deployment and network services to Premenos' client base, many of whom are hubs or mini-hubs. Coupling Harbinger's services with EDI/Open, EDI/400 and Templar presents us with an opportunity to offer fully integrated solutions to new customers, as well as to our 5,000+ current customers."
         "As a larger entity we will benefit from increased operating leverage in R&D, support, administration, and professional services," said David Leach, Harbinger CEO. "Harbinger has grown revenue at a compound annual rate of more than 50% for the last seven years and at annual rates of approximately 70% and 80% during 1995 and 1996, respectively. It's difficult to attract rapidly the experienced people required to service these growth rates. Premenos brings us a core team of over 275 talented, capable people with many years of collective EC and EDI experience. I'm confident that the Premenos team will play a major role in our continued growth and make significant contributions to our progress in many areas," added Leach.
         Premenos President and CEO Tim Dreisbach commented, "It has been a privilege to bring Premenos to this next phase of growth. I am especially proud of our loyal customers and employees, in particular the current management team who has executed a profit-oriented financial strategy while continuing our commitment to product quality, customer service, and investments for growth. With the considerable synergies between Premenos and Harbinger, we will be able to move even faster towards accomplishing these common goals."

About Harbinger

         Harbinger Corporation is a world-leading, single-source provider of Electronic Commerce and EDI solutions servicing over 46,000 software and network customers. The company is dedicated to providing comprehensive and scalable EC/EDI software and Value-Added Network services from desktops to mainframes, and additionally meeting emerging market needs for Internet- and Web-based commerce solutions. In addition to millions of EDI transactions, over $1.5 billion in Automated Clearing House (ACH) transfers flow through the Harbinger Network each month. Harbinger is headquartered in Atlanta, Georgia and provides worldwide support to customers with over 750 experienced employees in multiple U.S. and overseas operations facilities. For information on Harbinger's full line of products and services, please visit the World Wide Web at www.Harbinger.com.

About Premenos
         Premenos (NASDAQ: PRMO) is a leading provider of electronic commerce solutions for established and emerging trading communities. Its standards-based business applications leverage the strengths of traditional EDI systems, TCP/IP networks, secure information and Web technologies. Premenos has a history of market-proven innovation, including the first open-network technology for secure, auditable data transmission over the Internet. Through partnerships with leading application and integrated solutions vendors, Premenos empowers businesses to

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lower costs, shorten trading cycles and increase competitive advantage.
Premenos' renowned Electronic Commerce Resource Guide can be reached at www.Premenos.com.
         This press release contains statements which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. 15 U.S.C.A. Sections 77Z-2 and 18U-5 (Supp.
1996). Those statements include statements regarding the intent, belief or current expectations of Harbinger Corporation and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements are set forth in the Safe Harbor Compliance Statement for Forward-Looking Statements included as Exhibit 99.1 to the Company's Current Report on Form 8-K dated and filed July 16, 1997. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

                                       ###

Harbinger and the Harbinger logo are registered trademarks of Harbinger Corporation. Premenos, EDI/Open and Templar are the trademarks of Premenos Corp. All other company and product names referenced herein are registered trademarks or trademarks of their respective owners.